Exhibit 99.1

FOR IMMEDIATE RELEASE

Alphatec Announces Organizational and Corporate Updates

•	Appointment of Karen McGinnis to Board of Directors
•	Inclusion in Russell 2000® Index
•	Drawdown on Squadron Credit Facility

CARLSBAD, Calif., June 27, 2019 – Alphatec Holdings, Inc.  (“ATEC” or the “Company”) (Nasdaq: ATEC), a provider of innovative spine surgery solutions dedicated to revolutionizing the approach to spine surgery, today announced the appointment of Karen McGinnis to its Board of Directors.  The Company also announced that it is joining the Russell 2000® Index and that it made a drawdown of $10 million under its expanded secured financing facility with Squadron Medical Finance Solutions, LLC (“Squadron”).

Appointment of Karen McGinnis to Board of Directors

On June 26, 2019, the Company’s Board of Directors appointed Karen McGinnis as a member of the Board, effective immediately.  She also joins the Compensation and Special Finance Committees of the Board.

McGinnis has over 20 years of experience in executive operational and finance roles at international public and private companies.  She currently serves as the Chief Accounting Officer of Illumina, Inc., a leader in sequencing- and array-based solutions for genetic and genomic analysis.  Prior to joining Illumina, McGinnis served as Director, President and Chief Executive Officer of Mad Catz Interactive, Inc., a global provider of innovative interactive entertainment products.  She also served as Mad Catz’ Chief Financial Officer.  Prior to joining Mad Catz, McGinnis served as Chief Accounting Officer of Cymer, Inc., until its acquisition in 2013.  McGinnis is a Certified Public Accountant and earned her Bachelor’s Degree in Accounting from the University of Oklahoma.

“I am thrilled to welcome Karen to the ATEC team,” said Pat Miles, Chairman and Chief Executive Officer.  “In addition to her finance and accounting expertise, Karen brings deep operational experience and skills that will help drive the refinement and execution of our growth strategies and initiatives.  Her experience at multi-national entities also will prove valuable in the years to come as we develop and implement a strategy to expand into new and untapped global markets.”

Addition to the Russell 2000® Index

Effective at the close of the stock market on Friday, June 28, 2019, ATEC will join the Russell 2000® Index, according to a preliminary list of additions posted on June 7 as part of the 2019 Russell Index’s reconstitution.

The annual reconstitution of the broad-market Russell 3000® Index captures 3,000 of the largest U.S. stocks, ranking them by total market capitalization.  The largest 1,000 companies in this ranking comprise the Russell 1000® Index and the next 2,000

Exhibit 99.1

companies constitute the Russell 2000® Index.  Membership in the Russell 2000® Index is effective until the Index’s next annual reconstitution.

Russell indexes are widely used by investment managers and institutional investors for index funds and as benchmarks for active investment strategies. Approximately $9 trillion in assets are benchmarked against Russell's U.S. indexes. For more information on the Russell 2000® Index and the Russell indexes reconstitution, go to the “Russell Reconstitution” section on the FTSE Russell website.

$10 Million Drawdown on Credit Facility

As previously announced, in March 2019, the Company closed its expanded credit facility with Squadron for up to $30 million in additional secured financing.  On June 21, 2019, the Company drew $10 million under this additional secured financing.  The funds drawn down against the facility will be used for general corporate purposes. The additional borrowings under the credit facility will mature in parallel with the current secured financing from Squadron and bear interest at LIBOR plus 8% per annum, subject to a 10% floor and a 13% ceiling.  Interest-only payments on drawn amounts are due monthly through May 2021, followed by principal payable in 29 equal monthly installments beginning June 2021 and a lump-sum payment at maturity in November 2023.  To date, $20 million remains undrawn on the overall credit facility.

“The funds available to us through the total credit facility are an attractive form of capital that allow us to continue to aggressively and opportunistically pursue and execute on our growth strategy,” said Jeff Black, Chief Financial Officer.  “Squadron continues to be a key ATEC partner in these efforts.”

In connection with the drawdown, ATEC issued a warrant to Squadron and its affiliate to purchase up to 4.8 million shares of ATEC common stock at an exercise price of $2.17.  The warrants have a seven-year term and are exercisable immediately.

About Alphatec Holdings, Inc.

Alphatec Holdings, Inc., through its wholly-owned subsidiaries, Alphatec Spine, Inc. and SafeOp Surgical, Inc., is a medical device company that designs, develops, and markets technology for the treatment of spinal disorders associated with disease and degeneration, congenital deformities and trauma. ATEC’s mission is to revolutionize the approach to spine surgery. The Company markets its products in the U.S. via independent sales agents and a direct sales force.

Additional information can be found at www.atecspine.com.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. Such statements are based on management's current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those

Exhibit 99.1

described in the forward-looking statements. The Company cautions investors that there can be no assurance that actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors. Forward-looking statements include the references to execution of the Company’s growth strategies and initiatives, turning the Company into a growth organization and future market expansion.  The important factors that could cause actual operating results to differ significantly from those expressed or implied by such forward-looking statements include, but are not limited to:  the uncertainty of success in developing new products or products currently in the Company’s pipeline; the uncertainties in the Company’s ability to execute upon its strategic operating plan; the uncertainties regarding the ability to successfully license or acquire new products, and the commercial success of such products; failure to achieve acceptance of the Company’s products by the surgeon community; failure to obtain FDA or other regulatory clearance or approval for new products, or unexpected or prolonged delays in the process; continuation of favorable third party reimbursement for procedures performed using the Company’s products; unanticipated expenses or liabilities or other adverse events affecting cash flow or the Company’s ability to successfully control its costs or achieve profitability; uncertainty of additional funding; the Company’s ability to compete with other competing products and with emerging new technologies; product liability exposure; an unsuccessful outcome in any litigation in which the Company is a defendant; patent infringement claims; claims related to the Company’s intellectual property and the Company’s ability to meet its financial obligation. The words “believe,” “will,” “should,” “expect,” “intend,” “estimate” and “anticipate,” variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement.  A further list and description of these and other factors, risks and uncertainties can be found in the Company's most recent annual report, and any subsequent quarterly and current reports, filed with the Securities and Exchange Commission. ATEC disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

Investor/Media Contact:

Tina Jacobsen

Investor Relations

(760) 494-6790

ir@atecspine.com

Company Contact:

Jeff Black

Chief Financial Officer

Alphatec Holdings, Inc.

ir@atecspine.com

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